3rd Quarter 2019 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 3rd Quarter 2019 October 22, 2019

Cautionary statements 3rd Quarter 2019 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

Executive Overview 3rd Quarter 2019 Sandro DiNello, CEO

Strategic highlights 3rd Quarter 2019 Unique • Built to generate strong results in any interest rate environment; quarter results highlight the advantage of our unique business model; relationship-based business model - Industry-leading mortgage business, layered on top of a well balanced community bank and best in class servicing business • Net interest income was up 6%, driven by robust growth in our loan portfolio and deposits without compromising price Grow community or quality banking - Identified opportunities to add high quality loans in warehouse, CRE, C&I, and non-auto indirect portfolios; funding this asset growth with core deposits Strengthen • Mortgage revenue up on improved margin and volume, highlighting strength of our scalable origination platform mortgage and - Maintained disciplined pricing strategy focused on generating business in most profitable channels servicing revenues • Servicing delivered strong financial results; ended the quarter with 994,000 loans being serviced or subserviced • Net income of $63mm, or $1.11 per diluted share; up 56% vs. adjusted 2Q19 net income(1) Highly profitable • YTD 2019 adjusted RoTCE(1) of 13.6%; up 70 bps vs. YTD 2018 operations • Return on assets of 1.2% for Q319; up 39 bps vs. adjusted Q219(1) and up 15 bps vs. adjusted Q318(1) Positioned to thrive • Effective management of asset sensitivity as net interest margin was relatively flat at 3.05%, despite two rate cuts in any market • Diversified and scalable earning streams provide consistent capital creation and build shareholder value 1) Non-GAAP number. Please see reconciliations on page 41 and 42. 4

Financial Overview 3rd Quarter 2019 Jim Ciroli, CFO

Financial highlights

3rd Quarter 2019

Solid earnings	• Net income of $63mm, or $1.11 per diluted share, in 3Q19, up 50% vs. adjusted 2Q19 net income[1] - Adjusted revenue growth[1] of $36mm, or 13%, led by higher mortgage revenue and net interest income
Growth in community banking	• Loans held-for-investment increased $1.1bn vs 2Q19; 12% growth in commercial loans; 9% growth in consumer loans - Average warehouse loans up $511mm, benefitting from higher refinance volumes - Average consumer loans higher $396mm higher, with evenly distributed loan growth across the portfolio • Net interest margin at 3.05%, relatively flat to prior quarter, despite two rate cuts in the quarter
Higher mortgage revenue	• Mortgage revenue[2] of $108mm; up $28mm, or 35%, vs. 2Q19 and $56mm, or 108% vs 3Q18 - Net gain on loan sales rose $35mm, or 47%; GOS margin up 31 basis points and FOALs up $0.9bn, or 10% - Net loss on MSRs of $2mm; increased refinance activity accelerated prepayments
Strong asset quality	• Asset quality strong as net charge-offs were only 2 basis points and nonperforming loan ratio decreased to 0.21% - ALLL covered 0.9% of loans HFI, or 1.1% excluding warehouse loans • Early stage loan delinquencies remain low at $12mm, or 10 basis points
Robust capital position	• Total risk based capital ratio at 11.5% (11.8%[1] under Capital Simplification) - $2 billion period end asset growth, with $1.5 billion coming from warehouse and loans held-for-sale • Tier 1 leverage ratio at 8.0% (8.4%[1] under Capital Simplification)

1) Non-GAAP number. Please see reconciliations on page 41 and 42.
2) Mortgage revenue is defined as net gain on loan sales HFS plus the net return on the MSRs.

6

Flagstar Bancorp

Quarterly income comparison

3rd Quarter 2019

$mm

		3Q19	2Q19	$ Variance	% Variance
Net interest income	A	$146	$138	$8	6%
Provision (benefit) for loan losses ("PLL")		1	17	(16)	N/M
Net interest income after PLL		145	121	24	20%
Net gain on loan sales		110	75	35	47%
Loan fees and charges		29	24	5	21%
Loan administration income		5	6	(1)	(17%)
Net return on mortgage servicing rights		(2)	5	(7)	N/M
Other noninterest income		29	33 [1]	(4)	(12%)
Total noninterest income	B	171	143 [1]	28	20%
Compensation and benefits		98	90	8	9%
Commissions and loan processing expense		60	46	14	30%
Other noninterest expenses		80	78	2	3%
Total noninterest expense	C	238	214	24	11%
Income before income taxes		78	50 [1]	28	56%
Provision for income taxes		15	9 [1]	6	67%
Net income		$63	$41 [1]	$22	54%
Diluted income per share		$1.11	$0.71 [1]	$0.40	56%
Profitability					
Net interest margin		3.05%	3.08%	(3 bps)	
Total revenues [1]		$317	$281	$36	13%
Net gain on loan sales / total revenue		35%	27%	800 bps	
Mortgage rate lock commitments, fallout adjusted		$9,197	$8,344	$853	10%
Mortgage closings		$9,262	$8,641	$621	7%
Net gain on loan sale margin, HFS		1.20%	0.89%	31 bps	

1) Non-GAAP number for 2Q19. Number shown excludes DOJ benefit. Please see reconciliations on page 41 and 42.

N/M – not meaningful

Observations

A Net interest income

- Net interest income up $8mm, or 6%
  - Average earning assets increased 7% led by 12% growth in commercial loans
  - Net interest margin 3.05%, relatively flat demonstrating effective management of funding costs.

B Noninterest income

- Adjusted noninterest income[1] up $28mm, or 20%
  - Net gain on loan sales rose $35mm, or 47%, due to 31 basis points increase in GOS margin and a 10% increase in FOAL volume
  - Loan fees and charges up $5mm, or 21%, led by higher mortgage loan closings

C Noninterest expense

- Noninterest expense up $24mm, or 11%
  - Volume-driven mortgage expenses increased $20mm

7

Flagstar Bancorp

Average balance sheet highlights 3rd Quarter 2019 3Q19 ($mm) Observations Average Balance Sheet Interest-earning assets (1) Incr (Decr) $$%• SolidAverage gains loans in commercial HFI grew $1.1bn, loan portfolio; or 11% warehouse loans increased $91mm, or 6%, CRE loans increased $88mm, Loans held-for-sale $3,786 $247 7% or- Average4%, and commercial C&I loans increased loans increased $74mm, $734mm or 6% primarily (2) driven by $511mm increase in warehouse loans Consumer loans 4,874 396 9% • Consumer loans up $239mm, or 7%; focus on adding Commercial loans (2) 6,869 734 12% residential- Average consumermortgage andloans indire increasedct marine/RV $396mm, loans or 9%,with highdriven risk evenlyadjusted by returnsgrowth in non-auto indirect lending, Total loans held-for-investment 11,743 1,130 11% mortgage and HELOC portfolios Other earning assets (3) 3,468 (139) (4%) Interest-earning assets $18,997 $1,238 7% Interest-bearing liabilities Other assets 2,200 (7) (0%) Total assets $21,197 $1,231 6% • Average deposits increased $1.7bn, or 12%, primarily from higher custodial deposits driven by increase in Deposits $15,817 $1,658 12% refinance activity Short-term FHLB advances & other 1,910 (723) (27%) - Average custodial deposits rose $1.1bn, or 31% Long-term FHLB advances 536 182 51% Other long-term debt 495 (1) - % Other liabilities 717 61 9% Equity(4) Equity(4) Total liabilities $19,475 $1,177 6% • Tangible common equity to asset ratio of 7.09% Stockholders' equity 1,722 54 3% • FBC closing share price of $38.76 on October 21, 2019 is Total liabilities and stockholders' equity $21,197 $1,231 6% 140% of tangible book value per share Tangible book value per common share (4) $27.62 $1.46 6% 1) Measured vs. the prior quarter 2) Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans 3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees 4) References a non-GAAP number. Please see reconciliations on page 41 and 42. 8

Asset quality 3rd Quarter 2019 Delinquencies ($mm) NPLs and performing TDRs ($mm) Performing TDRs NPLs $71 (1) $104 (1) 37 $68 $66 $67 $66 $38 $33 $34 25 22 24 26 $28 $29 26 43 44 43 41 40 9/30/2018 12/31/2018 3/31/2019 6/30/2019 9/30/2019 9/30/2018 12/31/2018 3/31/2019 6/30/2019 9/30/2019 Allowance coverage(2) (% of loans HFI) Nonperforming loan and asset ratios (3) (3) Total Consumer Commercial NPA/LHFI & OREOs NPL & TDRs/LHFI NPA/Total Assets 0.62% 1.6% 1.5% 1.4% 1.3% 0.54% 1.3% 0.35% 0.32% 0.33% 1.4% 1.4% 1.0% 0.29% 1.3% 1.0% 0.36% 0.9% 0.9% 0.28% 0.24% 0.24% 0.9% 0.21% 0.8% 0.17% 0.16% 0.17% 0.16% 9/30/2018 12/31/2018 3/31/2019 6/30/2019(1) 9/30/2019 9/30/2018 12/31/2018 3/31/2019 6/30/2019 9/30/2019 1) Includes $37 million Live Well loan which was fully liquidated in the third quarter 2019. 3) Excludes loans held-for-sale 2) Excludes loans carried under the fair value option and loans with government guarantees. 9

Capital 3rd Quarter 2019 Flagstar Bancorp Total Risk Based Capital Ratio Observations 3Q19 Balance sheet impact Net operating earnings contribution Tier 1 CET-1 Tier 1 Total RBC Change in MSR balance Proforma ratio under Capital Simplification(1) Leverage to RWA to RWA to RWA 3Q19 8.0% 9.2% 10.8% 11.5% 2Q19 7.9% 9.1% 10.7% 11.5% 11.9% 11.8% • Total risk based capital ratio of 11.5% (11.8% under Capital Simplification) (1) 11.5% 11.5% o Recently enacted capital relief adds 22 basis points in Q1 +46 bps 2020 for this ratio. -64 bps +20 bps • Tier 1 leverage ratio ended quarter at 8.0% (8.4% under Capital Simplification) (1) o Recently enacted capital relief adds 46 basis points in Q1 2020 for this ratio. Well Capitalized • Supporting value creation strategy, company has sufficient 10.0% capital to grow and hold additional interest earning assets 6/30/2019 9/30/2019 1) Non-GAAP number. Please see reconciliations on page 41 and 42. 10

Business Segment Overview 3rd Quarter 2019 Lee Smith, COO

Community banking 3rd Quarter 2019 Average commercial loans ($bn) Quarter-end commercial loan commitments ($bn) Commercial and Industrial Commercial Real Estate Warehouse Commercial and Industrial Commercial Real Estate Warehouse $12.1 $6.9 $11.2 $6.1 $10.3 $9.2 $9.5 4.8 $5.0 $4.8 $5.0 2.5 4.2 2.0 3.9 3.8 1.6 1.3 1.2 4.0 2.6 4.1 2.2 2.4 3.8 4.2 2.1 2.2 3.2 3.4 1.8 3.2 1.3 1.3 1.6 1.7 2.0 2.3 2.6 2.8 3Q18 4Q18 1Q19 2Q19 3Q19 9/30/2018 12/31/2018 3/31/2019 6/30/2019 9/30/2019 Average consumer loans ($bn) Average deposit funding(1) ($bn) Residential First Mortgages Other Consumer Loans Retail Government Custodial deposits Brokered deposits $4.9 $15.8 $4.5 $14.2 $4.2 $3.9 $4.1 $12.9 1.6 $11.9 4.6 1.4 $11.3 3.5 0.9 1.0 1.1 2.5 2.1 2.0 1.2 1.1 1.2 1.2 1.2 3.3 3.0 3.1 3.1 3.1 9.2 9.3 7.6 8.0 8.8 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19 2Q19 3Q19 1) Includes custodial deposits which are included as part of mortgage servicing. 12

Mortgage originations 3rd Quarter 2019 Closings by purpose ($bn) Fallout-adjusted locks ($bn) Purchase originations Refinance originations $9.2 $8.3 $8.3 $9.2 $9.3 $8.6 $6.6 2.4 $6.3 3.2 4.8 $5.3 $5.5 2.0 1.9 6.8 5.4 4.5 4.3 3.6 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19 2Q19 3Q19 71% 58% 63% 59% 44% Purchase Mix % Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Conventional Government Jumbo Gain on loan sale ($mm) Gain on sale margin (HFS) $9.2 $9.3 $110 $8.6 1.8 2.2 1.6 $6.3 $75 $5.5 1.9 2.6 1.2 2.0 0.9 $49 $43 1.20% 1.9 1.3 $34 0.89% 5.0 5.6 0.72% 4.4 0.60% 3.2 3.3 0.51% 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19 2Q19 3Q19 13

Mortgage servicing 3rd Quarter 2019 Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) Serviced for Others Subserviced for Others Flagstar Loans HFI Bulk Sales Flow Transactions 962 983 994 851 $5.9 619 $5.4 $4.4 1.3 814 817 827 $3.6 705 0.5 $2.5 495 0.7 4.4 3.9 4.6 2.9 2.5 89 88 91 106 107 1.0 9/30/2018 12/31/2018 3/31/2019 6/30/2019 9/30/2019 3Q18 4Q18 1Q19 2Q19 3Q19 Average custodial deposits ($bn) MSR / CET1 (Bancorp) 4.5 3.5 24% 24% 23% 22% 2.5 20% 2.0 2.1 3Q18 4Q18 1Q19 2Q19 3Q19 9/30/2018 12/31/2018 3/31/2019 6/30/2019 9/30/2019 14

Noninterest expense and efficiency ratio 3rd Quarter 2019 Quarterly noninterest expense ($mm) and efficiency ratio Adjusted noninterest expense (1)Adjusted efficiency ratio (1)(2) $238 $214 $190 $172 $175 81% 79% 76% 75% 74% 3Q18 4Q18 1Q19 2Q19 3Q19 1) References non-GAAP number for 1Q19, 4Q18 and 3Q18; excludes acquisition costs of $1 million, $14 million and $1 million for 1Q19, 4Q18 and 3Q18, respectively, related to Wells Fargo branch acquisition. In addition, 4Q18 excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on page 41 and 42. 2) References non-GAAP number for 2Q19; excludes DOJ benefit of $25 million for 2Q19. Please see reconciliations on page 41 and 42. 15

Closing Remarks / Q&A 3rd Quarter 2019 Sandro DiNello, CEO

Earnings guidance(1) 3rd Quarter 2019 4th Quarter 2019 Outlook • Net interest income flat Net interest income - Interest earning assets up slightly - Net interest margin declines 5 to 10 basis points • Mortgage Revenue, including gain on sale and net return on MSR, down 15-20% due to seasonality of mortgage Noninterest income market • All other noninterest income up slightly Noninterest expense • Noninterest expense to increase to between $230-$235 million, primarily reflecting variable mortgage costs 17 1) See cautionary statements on slide 2.

Appendix 3rd Quarter 2019 Company overview 19 Financial performance 23 Community banking 25 Mortgage originations 34 Mortgage servicing 36 Capital and liquidity 38 Non-GAAP reconciliation 41

COMPANY OVERVIEW Flagstar at a glance 3rd Quarter 2019 Corporate Overview • Traded on the NYSE (FBC) 160 88 Flagstar Retail home • Headquartered in Troy, MI Bank lending Branches Offices(1) • Market capitalization $2.2bn • Member of the Russell 2000 Index 99 Branches in Michigan Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $22bn of assets and $15.7bn of deposits • Nearly 220k household & over 26k business relationships Mortgage origination • 5th largest bank originator of residential mortgages ($29.8bn during twelve months ended September 30, 2019) • Scalable platform originating business in all channels and all 50 states including 88 retail home lending offices • More than 1,100 correspondent and nearly Operations center 1,000 broker relationships Mortgage servicing • 5th largest sub-servicer of mortgage loans nationwide • Servicing 994k loans as of September 30, 2019 1) Includes seven home lending offices located in banking branches. • Efficiently priced deposits from escrow balances 19

COMPANY OVERVIEW
3rd Quarter 2019

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 40 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Audit Officer
Brian Dunn

Chief Operating Officer
Lee Smith

- COO since 5/13
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive experience in financial management and operations
- Chartered Accountant in England and Wales

Chief Financial Officer
Jim Ciroli

- CFO since 8/14
- More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking
Kristy Fercho

- Appointed President of Mortgage effective 9/17
- Has 15 years experience with Fannie Mae in various executive and leadership roles focused on building banking relationships and growth initiatives

Community Banking
Drew Ottaway

- Executive Vice President, President of Banking
- With Flagstar since 12/15 and has 30 years of banking and commercial lending experience in southeast Michigan with Comerica and NBD

Chief Risk Officer
Steve Figliuolo

- CRO since 6/14
- Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

General Counsel
Patrick McGuirk

- General Counsel since 6/15
- Over 20 years of financial services legal experience with the FDIC and Sidley Austin LLP

Corporate Responsibility
Beth Correa

- Started as Director of Corporate Responsibility in 3/19
- With Flagstar since 2011 and has more than 30 years of banking experience with NBD, Chase, and Comerica

20

Flagstar Bancorp

Risk management COMPANY OVERVIEW Best-in-class risk management platform with 245 FTEs(1) 3rd Quarter 2019 Board of Directors Risk Committee Enterprise Sandro DiNello Risk Committee President & CEO Karen Sabatowski Steve Figliuolo Chief Compliance Chief Risk Officer Officer Chief QC / Financial Regulatory Modeling & Loan Operational Vendor Credit Appraisal MFIU Fraud Crimes Compliance Affairs Analytics Investigations Review Risk Management Officer Review (BSA/AML) FTEs 5 73 4 48 12 7 9 47 13 27 1) Does not include 30 FTEs in internal audit as of 9/30/2019. 21

COMPANY OVERVIEW Strong growth opportunities 3rd Quarter 2019 Grow community banking • Lift out teams opportunistically • Grow national lending platforms(1) • Cultivate middle-market and business banking - Expand warehouse lending (275bp spread) relationships, especially in acquired deposit footprint • Add specialty lending disciplines and teams - Grow home builder finance (400bp spread) - Build MSR lending (300bp spread; LTVs<60%) - Grow consumer lending business (home equity and non-auto indirect) Build mortgage subservicing business Strengthen mortgage business • Grow subservicing operations • Leverage diversified, scalable platform to drive efficiencies and lower cost per loan - Retain subservicing on MSR sales and onboard non-Flagstar originated loans • Solidify technology enhancements to improve customer experience and ease of use - Acquire new 3rd party subservicing relationships • Recruit experienced talent - Provide funding source for balance sheet • Maximize execution options (whole loan sales vs. securitizations) - Cross-sell additional revenue capabilities 1) Indicated spreads are targets and may not be reflective of actual spreads. 22

FINANCIAL PERFORMANCE Financial performance 3rd Quarter 2019 ● Solid growth in banking and subservicing has created more stable earnings ● Heightened focus on efficiency and expense management Revenue Composition and Earnings Metrics 9/30/2018 9/30/2019 Percentage Percentage Revenue (millions) YTD YTD of Revenue Increase Community Banking$ 248 $ 347 41% 40% Mortgage Servicing 70 124 15% 77% Subtotal 318 470 56% 48% Mortgage Origination 352 379 45% 8% Other(1) 16 (16) (1%) (201%) Total$ 686 $ 833 100% 21% Diluted Earnings per Share(2) $ 2.30 $ 2.46 7% (2) Return on Average Assets 1.0% 1.0% (2) Return on Average Tangible Common Equity 12.9% 13.6% 1) Non-GAAP number for YTD 3Q19. Number shown excludes $25 million DOJ benefit from 2Q19. 2) Non-GAAP number for YTD 3Q19. Number shown excludes $25 million DOJ benefit (net of tax) from 2Q19 and acquisition costs of $1 million (net of tax) related to Wells Fargo branch acquisition from December 1, 2018. Please see reconciliations on page 41 and 42. 23

FINANCIAL PERFORMANCE Higher net interest income is stabilizing earnings 3rd Quarter 2019 ● Achieving earning asset growth while continuing to grow net interest income - Strong net interest margin management ● Transition to more stable net interest income Average earning assets and net interest income Net interest income ($mm)(1) Average earning assets ($bn) CAGR 15% $19.0 $17.8 $16.8 $16.0 $16.4 $16.3 CAGR 19% $15.4 $15.4 $146 $14.7 $138 $14.0 $12.8 $124 $123 $126 $12.3 $12.3 $115 $11.9 $11.6 $11.2 $103 $107 $106 $10.7 $97 $87 $79 $80 $83 $73 $76 $77 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 Quarter/Year   3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 NIM 2.75% 2.69% 2.66% 2.63% 2.58% 2.67% 2.67% 2.77% 2.78% 2.76% 2.76% 2.86% 2.93% 2.99% 3.09% 3.08% 3.05% 1) References non-GAAP number for 4Q18; excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on page 41 and 42. 24

COMMUNITY BANKING
3rd Quarter 2019

Strong market position

- Leading deposit share in Michigan, Fort Wayne, IN(1), and San Bernardino County, CA (High Desert Region)
- Provides access to markets with attractive demographics and low-cost, stable liquidity for continued balance sheet growth

Michigan deposit share

2019 Rank				Deposits as of 9/30/2019 ($mm)		% YoY
Overall	MI-based	Institution	Branches	Total	Share	Change
1		Chase	217	$44,432	20%	2%
2		Comerica	194	28,995	13%	-4%
3		Bank of America	96	22,820	10%	19%
4		PNC	174	16,999	8%	-1%
5		Huntington	287	16,851	7%	7%
6		Fifth Third	199	16,640	7%	1%
7	1	TCF Financial	233	16,404	7%	1%
8	2	Flagstar[2]	114	13,026	6%	18%
9		Citizens	88	5,770	3%	2%
10		Independent	69	3,011	1%	7%
		Top 10	1,671	$184,948	82%	4%

Key Markets

	Flagstar Deposits		Deposit	Median	Proj HHI	Proj pop
Market	$mm	% of total	mkt share	HHI	growth[4]	growth[4]
Oakland County, MI[3]	4,569	42.0%	8.0%	85,757	13.6%	2.6%
Grand Rapids, MI MSA	436	4.0%	1.9%	67,365	11.9%	3.2%
Ann Arbor, MI MSA	282	2.6%	2.9%	75,938	13.8%	3.0%
Fort Wayne, IN[1]	716	6.6%	8.8%	58,513	10.1%	2.6%
Key Midwest Markets[5]	6,003	55.2%	6.1%	80,711	13.1%	2.7%
San Bernardino County, CA[6]	608	5.6%	1.1%	69,132	14.7%	4.27%
National aggregate				66,010	9.9%	3.4%

Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2019 and projections based on 2019 estimates; MI-based banks highlighted.

1) Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.
2) Reflects the acquisition of 14 wells Fargo branches located in Michigan.
3) Oakland County data excludes $1.7bn of custodial deposits held at company headquarters.
4) 2019–2024 CAGR.
5) Key Midwest Markets Median HHI, projected HHI growth and projected population growth are deposit weighted based on Flagstar's portfolio.
6) Deposit data is based on High Desert Region of San Bernardino County, CA.

25

Flagstar Bancorp

Deposits COMMUNITY BANKING Portfolio and strategy overview 3rd Quarter 2019 Total average deposits ($bn) (2) Retail deposits Other deposits 15.8 • Flagstar gathers deposits from consumers, 14.2 12.9 businesses and select governmental entities 11.3 11.9 6.5 5.0 4.1 – Traditionally, CDs and savings accounts 3.7 3.9 represented the bulk of our branch-based retail 9.2 9.3 depository relationships 7.6 8.0 8.8 – Today, we are focused on growing DDA 3Q18 4Q18 1Q19 2Q19 Q319 balances with consumer, business banking and commercial relationships 3Q19 total average deposits – We additionally maintain depository Savings 21% relationships in connection with our mortgage MMDA DDA 4% origination and servicing businesses, and with 17% governmental entities CD – Cost of total deposits(1) equal to 0.96%, slightly 16% Government down from up from 0.98% in 2Q19 8% Brokered 5% Custodial 29% Total: $15.8bn 0.96% cost of total deposits(1) 1) Total deposits include noninterest bearing deposits. 2) Includes deposits from commercial and business banking customers. 26

COMMUNITY BANKING Deposit growth opportunities 3rd Quarter 2019 Core Deposits(1) Other Deposits Retail Government • Average balance of $7.3bn during 3Q19 of which 57% are • Average balance of $1.3bn during 3Q19 demand & savings accounts • Michigan and Indiana deposits are not required to be • Average core deposits(1) of $58mm per branch collateralized • Flagstar’s branding is helping grow core deposits • Strong, long-term relationships across the state • Branch acquisitions significantly enhance core deposit base Commercial(2) Custodial • Average balance of $2bn during 3Q19 • Average balance of $4.6bn during 3Q19 on 994k loans serviced and subserviced • Increasing balances with growing lines of business, including home builder finance • Deposit balances increase along with the number of loans serviced and subserviced • Offer complete line of treasury management services • Provides risk-based capital by reducing risk-weighting on qualified loans to same borrowers 1) Core deposits = total deposits excluding government, custodial, and brokered deposits. 2) Includes deposits from commercial and business banking customers. 27

Lending COMMUNITY BANKING Portfolio and strategy overview 3rd Quarter 2019 Total average loans ($bn) Loans HFS Loans HFI Loans with government guarantees $16.1 • Flagstar’s largest category of earning assets consists $14.6 $13.6 $13.3 of loans held-for-investment which averaged $11.7bn $12.9 during 3Q19 11.7 8.9 10.6 – Loans to consumers consist of residential first and 8.9 9.2 second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, 4.4 4.0 3.3 3.5 3.8 offering risk diversification and asset sensitivity 3Q18 4Q18 1Q19 2Q19 3Q19 – Warehouse lending to both originators that sell to Flagstar and those who sell to other investors 3Q19 average loans • Flagstar maintains a balance of mortgage loans held- 1st Mortgage 1st Mortgage for-sale which averaged $3.8bn during 3Q19 HFS HFI 23% 20% – Essentially all of our mortgage loans originated are Loans with sold into the secondary market 2nds, HELOC government & other guarantees – Flagstar has the option to direct a portion of the 10% 4% mortgage loans it originates to its own balance sheet Warehouse CRE and C&I 16% 27% 28

COMMUNITY BANKING Community banking growth model 3rd Quarter 2019 Relationship-based growth platform New banker additions (past 2 years) • Primary focus is to build relationships # of Avg Years Line of Service Additions Experience - Recruit experienced bankers from larger regional banks Business Banking 10 18 - Retain seasoned bankers within our organization CRE Lending 4 20 • Leverage deep industry experience and client relationships Equip Financing Group 3 21 - Focus on moving relationships and credit facilities Homebuilder Finance 4 22 to Flagstar Indirect Lending 7 30 • Low incremental efficiency ratio - Marginal cost of 15-30% that varies with type of Warehouse Lending 6 28 loans underwritten Grand Total 34 23 29

Commercial lending

Diversified relationship-based approach

COMMUNITY BANKING

3rd Quarter 2019

Overview

Warehouse	• Warehouse lines with approximately 321 active relationships nationwide, of which approximately 81% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold
Commercial Real Estate	• Diversified property types which are primarily income-producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities
Commercial & Industrial	• Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies

Warehouse - $3.2bn (9/30/19)

% Advances sold to Flagstar


~180 borrowers sell <25%
~90 borrowers sell >75%
~50 borrowers sell 25% - 75%

Commercial Real Estate - $2.7bn (9/30/19)

Property type


Home Building 30%
Multi Family 18%
Other 8%
Retail 13%
Owner Occupied 15%
Office 8%
Hospitality 7%

Commercial & Industrial - $1.7bn (9/30/19)

Industry


Manufacturing 17%
Healthcare 4%
Distribution 10%
Government & education 5%
Other 4%
Financial, insurance & real estate 40%
Services 22%

30

COMMUNITY BANKING Warehouse lending 3rd Quarter 2019 ● National relationship-based lending platform ● Attractive asset class with good spreads and low credit risk ● Strong growth potential and scalable platform ● Flagstar is well positioned to gain market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations Warehouse lenders ranked by commitments ($mm) FBC warehouse loan commitments ($bn) YOY 2Q19 Outstandings Unfunded Commitments Rank Institution Growth Total Share 1 JPMorgan Chase 15% $15,000 18% $4.8 2 Texas Capital 22% 7,241 9% $4.2 3 First Tennessee 22% 6,965 8% $4.0 $3.9 $3.8 1.6 4 Wells Fargo -5% 5,500 7% 1.6 5 TIAA FSB (Everbank) 46% 5,100 6% 2.4 6 Merchants Bank 49% 4,460 5% 2.3 2.3 7 Flagstar Bancorp 1% 4,245 5% 8 Comerica 15% 4,100 5% 3.2 9 BB&T -1% 3,675 4% 2.6 10 U.S. Bancorp 20% 3,500 4% 1.6 1.5 1.6 Top 10 16% $59,786 72% 9/30/2018 12/31/2018 3/31/2019 6/30/2019 9/30/2019 Source: Inside Mortgage Finance as of September 6, 2019. 31

Warehouse lending COMMUNITY BANKING Low historical loss rate 3rd Quarter 2019 ● No net chargeoff since Q3 2014 ● Total net chargeoffs of $4.6 million since Q4 2006 while experiencing 19% CAGR in UPB Historical average warehouse UPB ($mm) and net chargeoffs ($mm) Annual NCO Rate Warehouse ‐ UPB 2,000 19% CAGR 5.00% from Q4 2006 1,800 1,600 4.00% 1,400 1,200 3.00% 1,000 800 2.00% 600 7 bps annual loss rate since 2006 400 1.00% 200 0.29% 0.22% 0.17% 0.17% ‐ 0.00% 0.01% 0.00% ‐‐‐‐‐ 0 0.00% Net Chargeoff (NCO) per Year (in millions) Year 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 NCO - 1.0 1.1 1.2 1.1 0.1 0.0 0.0 - - - - - 32

COMMUNITY BANKING
3rd Quarter 2019

Home builder finance

Overview

- National relationship-based lending platform launched in 1Q16
  - Attractive asset class with good spreads (~400 bps)
  - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations
- Flagstar is well positioned to gain market share given builder and mortgage relationships
  - Focused on markets with strong housing fundamentals and higher growth potential
  - We have direct relationships with 7 of the top 10 and do business with 56 of the top 100 builders nationwide through September.
  - We are well positioned to take advantage of supply/demand imbalance in housing market

Home builder finance footprint


Primary markets
Secondary markets

Tightening housing supply


Existing home sales (mm) (left axis)
Months supply of existing homes for sale (right axis)
8
7
6
5
4
3
2
1
0
12
10
8
6
4
2
0
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

1) Source: Bloomberg (through 5/31/19)

Home builder loan commitments[1] ($mm)


Unpaid principal balance
Unused
$1,364
$624
$740
$1,422
$704
$718
$1,591
$812
$779
$1,798
$1,001
$797
$2,015
$1,106
$909
9/30/2018
12/31/2018
3/31/2019
6/30/2019
9/30/2019

1) Commitments are for loans classified as commercial real estate and commercial & industrial.

33

Flagstar Bancorp

MORTGAGE ORIGINATIONS National distribution through multiple channels 3rd Quarter 2019 Residential mortgage originations by channel ($bn) Correspondent Broker Retail Other Bulk $7.0 $5.9 $5.8 $4.7 3.7 $4.2 2.5 2.0 2.0 2.1 $2.2 $1.6 $1.3 $1.0 $1.1 $1.2 3.3 3.4 3.8 $0.7 $0.9 $0.8 2.7 2.1 $0.5 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19 2Q19 3Q19 3Q18 4Q18 1Q19 2Q19 3Q19 (1) • 3.7% market share with #7 national ranking(1) • 1.2% market share with #11 national ranking • 88 retail locations in 26 states • More than 1,100 correspondent partners • Nearly 1,000 brokerage relationships • Direct Lending is 17% of retail volume • Top 10 relationships account for 11% of overall correspondent volume • Top 10 relationships account for 12% of overall • Warehouse lines with over 302 correspondent brokerage volume relationships 1) Data source: As reported by Inside Mortgage Finance for 6M19 published August 23, 2019. 34

Flagstar has restructured its operations to be profitable MORTGAGE ORIGINATIONS even at historical lows for the mortgage origination market 3rd Quarter 2019 U.S. residential mortgage origination market (historical and projected volumes) 5.8 $ in trillions 4.5 4.2 4.1 3.7 3.6 3.1 3.0 2.5 2.4 2.3 2.2 2.2 2.1 2.0 2.0 2.0 1.9 1.9 1.8 1.8 1.8 1.7 1.7 1.6 1.6 1.5 1.5 1.4 1.3 1.3 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019F 2020F 2021F Nominal ($) 0.6 0.9 1.0 0.8 0.6 0.8 0.8 1.7 1.4 1.1 2.2 2.9 3.8 2.8 3.0 2.7 2.4 1.5 2.0 1.7 1.4 2.0 1.8 1.3 1.7 2.1 1.8 1.6 2.0 1.8 1.8 (1) Real ($) 1.0 1.6 1.8 1.3 1.0 1.2 1.3 2.5 2.1 1.6 3.2 4.0 5.2 3.7 3.9 3.4 2.9 1.8 2.3 1.9 1.6 2.2 2.0 1.3 1.8 2.1 1.8 1.6 2.0 1.8 1.8 (2) Adjusted ($) 1.3 2.0 2.2 1.6 1.3 1.5 1.5 3.0 2.4 1.9 3.6 4.5 5.8 4.1 4.2 3.7 3.1 1.9 2.5 2.1 1.7 2.3 2.0 1.4 1.8 2.2 1.8 1.6 2.0 1.8 1.8 Source: Mortgage Bankers Association for actual periods and a blended average of forecast by Fannie Mae, Freddie Mac and Mortgage Bankers Association. 1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2018 = 100). 2. Adjusted for population growth as reported by the U.S. Census Bureau (2017 = 100). 35

MORTGAGE SERVICING
3rd Quarter 2019

Servicing

Servicing Profitability

Servicing Earnings before Tax ($mm)	3Q18	4Q18	1Q19	2Q19	3Q19
Net interest income					
Interest income (FTP)	$ 14	$ 14	$ 18	$ 24	$ 30
Interest expense on custodial deposits (1)	(12)	(12)	(15)	(21)	(25)
Total net interest income	2	2	3	3	5
Noninterest income (2)					
Service fee income	16	20	25	26	27
Ancillary fee income	6	6	6	7	8
Late fee income	2	3	4	5	5
Total noninterest income	24	29	35	38	40
Noninterest expense (3)	(22)	(27)	(31)	(30)	(31)
Earnings before Tax	**$ 4**	**$ 4**	**$ 7**	**$ 11**	**$ 14**
Average Custodial Deposits ($bn)	$ 2.0	$ 2.1	$ 2.5	$ 3.5	$ 4.6
Average Loans Serviced for Others (000's)	592	739	906	972	988

1) Expense on custodial deposits from loans subserviced which is included in net loan administration income for GAAP purposes. Includes intersegment allocation.
2) Service fee income and late fee income are included in net loan administration income for GAAP purposes; ancillary fee income is included in loan fees and charges for GAAP purposes.
3) Includes direct allocations.

36

Flagstar Bancorp

MORTGAGE SERVICING MSR portfolio 3rd Quarter 2019 MSR portfolio statistics MSR portfolio characteristics (% UPB) Measure ($mm) 6/30/2019 9/30/2019 Difference 2013 & byBy VintageVintage Unpaid principal balance $25,774 $25,038 ($736) prior; 5% Fair value of MSR $316 $285 ($31) 2014; Capitalized rate (% of UPB) 1.23% 1.14% (9 bps) 4% Multiple 3.042 2.794 (0.248) Note rate 4.441% 4.451% 1 bp 2015; 2018 2017 Service fee 0.399% 0.403% 0 bps 12% 39% 20% 2016 & Average Measure ($000) prior 2016 & UPB per loan $242 $234 ($8) 5% FICO 692 692 - 2019later; 79% Loan to value 86.92% 85.92% 100 bps 36% Net (loss) return on mortgage servicing rights ($mm) By Investor $ Return 3Q18 4Q18 1Q19 2Q19 3Q19 Net hedged profit (loss) ($1) $0 ($1) ($1) $2 Carry on asset 12 11 13 21 25 Run-off (4) (4) (7) (15) (30) GNMA Gross return on the $7 $7 $5 $5 ($3) 65% mortgage servicing rights Private Sale transaction & P/L 3 1 - (1) 1 3% Model changes 3 2 1 - - Freddie Net return on the $13 $10 $6 $4 ($2) 14% mortgage servicing rights ($) Fannie Average mortgage $270 $336 $291 $321 $292 18% servicing rights ($) Net return on the 18.8% 12.4% 9.1% 5.5% -2.7% mortgage servicing rights (%) 37

CAPITAL AND LIQUIDITY Balance sheet composition 3rd Quarter 2019 3Q19 average balance sheet (%) 1% Cash 13% Agency MBS ~62% of assets are in lower risk-content 18% assets: cash, marketable Mortgage loans 53% securities, warehouse held-for-investment Deposits excluding custodial deposits loans, loans held-for-sale and freshly-originated, high-FICO conforming 18% Loans held-for-sale mortgages underwritten by Flagstar 12% Warehouse loans 21% Custodial deposits Efficiently funds loans Attractive relationship held-for-sale and 28% warehouse loans lending with very low Commercial loans delinquencies and Other LHFI (1) 12% FHLB borrowings 2% Other long-term debt Primarily low risk, stable 1% MSR 4% Other liabilities assets (FHLB stock, BOLI, 9% 8% Equity premises & equipment, Other assets deferred tax asset, etc.) Assets Liabilities & Equity 1) Other LHFI includes home equity and other consumer loans. 38

CAPITAL AND LIQUIDITY
3rd Quarter 2019

Liquidity and funding

HFI loan-to-deposit ratio[1]


78%
77%
77%
81%
82%
3Q18
4Q18
1Q19
2Q19
3Q19

Liquidity ratio[2]


Cash & investment securities
FHLB borrowing capacity
30%
17%
13%
3/31/2019
25%
13%
12%
9/30/2019

Commentary

- Flagstar has invested significantly in building its Community Bank, which provides attractive core deposit funding for its balance sheet
- These retail deposits are supplemented by custodial deposits from the servicing business
- Much of the remainder of Flagstar's balance sheet is self-funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)

1) HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding custodial deposits).
2) Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets.

39

Flagstar Bancorp

CAPITAL AND LIQUIDITY Interest rate risk 3rd Quarter 2019 • Flagstar remains asset sensitive to parallel rate shocks Earnings at Risk Economic Value of Equity ‐100 bps +100 bps ‐100 bps +100 5.0% 6.0% 3.0% 4.0% 2.0% 1.0% 0.0%  (1.0%)  (2.0%)  (4.0%)  (3.0%)  (6.0%)  (5.0%) 9/30/2018 12/31/2018 3/31/2019 6/30/2019 9/30/20199/30/2018 12/31/2018 3/31/2019 6/30/2019 9/30/2019 % Change % Change Scenario Q3 2019 Q2 2019 Q1 2019 Q4 2018Scenario Q3 2018 Q3 2019 Q2 2019 Q1 2019 Q4 2018 Q3 2018 +300 Shock  15.4% 13.9% 8.1% 9.1%+300 Shock 12.3%  1.1% 2.3%  (4.7%)  (12.1%)  (13.6%) +200 Shock  10.3% 9.3% 5.5% 6.1%+200 Shock  8.3% 2.7% 3.5%  (1.1%)  (6.5%)  (8.1%) +100 Shock  5.2% 4.7% 2.8% 3.1%+100 Shock  4.3% 2.6% 2.9% 0.7%  (2.5%)  (2.9%) Base ‐                             ‐             ‐             ‐ Base            ‐ ‐                              ‐             ‐             ‐             ‐ ‐100 Shock  (5.9%)  (4.9%)  (3.1%)  (3.2%)‐100 Shock (4.3%)  (4.7%)  (4.3%)  (3.4%) 0.5% 0.4% 40

NON-GAAP RECONCILIATION
3rd Quarter 2019

Non-GAAP reconciliation

$mm

Adjusted Net Interest Income, Other Noninterest Income, Noninterest Income, Total Revenues, Other Noninterest Expense, Noninterest Expense, Income before Income Taxes, Provision for Income Taxes, and Net Income

	3 months ended September 30, 2019	3 months ended June 30, 2019	3 months ended March 31, 2019	3 months ended December 31, 2018	3 months ended September 30, 2018
Net Interest Income				$ 152	
Adjustment to remove hedging gains				29	
Adjusted Net Interest Income				$ 123	
Other Noninterest Income	$ 29	$ 58			
Adjustment to remove DOJ benefit	-	25			
Adjusted Other Noninterest Income	$ 29	$ 33			
Noninterest Income	$ 171	$ 168			
Adjustment to remove DOJ benefit	-	25			
Noninterest Income	$ 171	$ 143			
Total Revenues	$ 317	$ 306			
Adjustment to remove DOJ benefit	-	25			
Adjusted Total Revenues	$ 317	$ 281			
Other Noninterest Expense	$ 80	$ 78			
Adjustment to remove Wells Fargo acquisition costs	-	-			
Adjusted Other Noninterest Expense	$ 80	$ 78			
Noninterest Expense	$ 238	$ 214	$ 191	$ 189	$ 173
Adjustment to remove Wells Fargo acquisition costs	-	-	1	14	1
Adjusted Noninterest Expense	$ 238	$ 214	$ 190	$ 175	$ 172
Income before Income Taxes	$ 78	$ 75			
Adjustment to remove DOJ benefit	-	(25)			
Adjustment to remove Wells Fargo acquisition costs	-	-			
Adjusted Income before Income Taxes	$ 78	$ 50			
Provision for Income Taxes	$ 15	$ 14			
Adjustment to remove DOJ benefit	-	(5)			
Tax impact on adjustment for hedging gains	-	-			
Adjusted Provision for Income Taxes	$ 15	$ 9			
Net Income	$ 63	$ 61			
Adjustment to remove DOJ benefit (net of tax)	-	(20)			
Adjustment to remove Wells Fargo acquisition costs (net of tax)	-	-			
Adjusted Net Income	$ 63	$ 41			

Adjusted Diluted EPS

	3 months ended September 30, 2019	3 months ended June 30, 2019	3 months ended September 30, 2018	9 months ended September 30, 2019	9 months ended September 30, 2018
Diluted Earnings per Share	$ 1.11	$ 1.06	$ 0.83	$ 2.80	$ 2.28
Adjustment to remove DOJ benefit (net of tax)	-	(0.35)	-	(0.35)	-
Adjustment to remove Wells Fargo acquisition costs (net of tax)	-	-	0.02	0.01	0.02
Adjusted Diluted Earnings per Share	$ 1.11	$ 0.71	$ 0.85	$ 2.46	$ 2.30

41

Flagstar Bancorp

NON-GAAP RECONCILIATION Non-GAAP reconciliation (continued) 3rd Quarter 2019 $mm Adjuste d R O A and R O T C E 3 months ended 3 months ended 3 months ended 9 months ended 9 months ended September 30, 2019 June 30, 2019 September 30, 2018 September 30, 2019 September 30, 2018 Return on Avera ge Assets 1.2% 1.2% 1.0% 1.1% 1.0% Ad justement to removeq uisitionac costs(net of tax) 0.0% 0.0% 0.1% 0.0% 0.0% Ad justement to remove DOJ benefit(net of tax) 0.0% -0.4% 0.0% -0.1% 0.0% Ad justed Return on Average Asse ts 1.2% 0.8% 1.1% 1.0% 1.0% Return on Average Commonq Euity 14.7% 14.6% 12.8% 12.9% 12.1% Ad justement to removeq uisitionac costs(net of tax) 0.0% 0.0% 0.3% 0.0% 0.1% Ad justement to remove DOJ benefit(net of tax) 0.0% -4.9% 0.0% -1.6% 0.0% Ad justed Return on Average Commonq Euity 14.7% 9.7% 13.1% 11.3% 12.2% Adjusted Return on Average Commonq Euity 14.7% 9.7% 13.1% 11.3% 12.2% Less: Intan gible asset amortizationpense ex 0.7% 0.8% 0.2% 0.8% 0.2% Less: Avera ge goodwill and intangible asset balance 1.8% 1.2% 0.4% 1.5% 0.5% Ad justed Return on Average Tangible Commonq uitEy 17.1% 11.7% 13.7% 13.6% 12.9% Tangible Book Value per Share and Tangible Common Equity to Assets Ratio Adjusted Efficiency Ratio 3 months ended 3 months ended 3 months ended 3 months ended 3 months ended September 30, 2019 June 30, 2019 March 31, 2019 December 31, 2018 September 30, 2018 Efficienc y Ratio 75% 70% 81% 76% 75% Ad justement to remove DOJ benefit 0% 6% 0% 0% 0% Adjustment to remove Wellsgo Far acquisition costs 0% 0% 0% -6% -1% Ad justment to remove gheding gains 0% 0% 0% 9% 0% Ad justed Efficiency Ratio% 75 76% 81% 79% 74% As of September 30, 2019 As of June 30, 2019 Total stockholders' equity$ 1,734 $ 1,656 Goodwill and intangible assets 174 178 Tangible book value $ 1,560 $ 1,478 Number of common shares outstanding 56,510,341 56,483,937 Regulatory Capital under Capital Simplification Tangible book value per share$ 27.62 $ 26.16 As of September 30, 2019 Total Assets $ 22,023 $ 20,206 Tangible common equity to assets ratio 7.09% 7.31% Total Risk-Based Capital Ratio Tier 1 Leverage Ratio B ase l III assets $ 15 ,442 $ 20 ,901 Regulatory capital - Basel III to capital simplification Net change in assets 607 105 Basel III $ 1,781 $ 1,668 Basel III with capital simplification $ 16,049 $ 21,006 C ap it a l ra ti os Net change in deductions to DTAs, MSRs and other capital components 105 105 Basel III Basel III with capital simplification11.5% $ 1,886 8.0% $ 1,773 Basel III with capitalRisk-weighted simplification assets – Basel III to capital simplification 11.8% 8.4% 42